Exhibit 10.24

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”), made and entered into as of this 30th day of September, 2013 (the “Effective Date”) by and between Endurance International Group Holdings, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the “Company”), Hari Ravichandran (the “Executive”) and, solely with respect to Section 6(a) and Section (b) hereof, WP Expedition Topco L.P., a Delaware limited partnership (“Topco” and together with the Executive and the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Company desires to employ the Executive as its President and Chief Executive Officer and to memorialize the terms and conditions of Executive’s employment in this Agreement; and

WHEREAS, the Executive finds those terms and conditions to be acceptable.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

1. DEFINITIONS.

As used in this Agreement, capitalized terms shall have the meanings set forth in this Agreement. The following capitalized terms shall have the following meanings:

(a) “Affiliate” of a Person shall mean a Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Person specified.

(b) “Annual Bonus” shall mean the annual cash bonus, if any, payable to the Executive in respect of any given calendar year pursuant to Section 5(b) of this Agreement.

(c) “Base Salary” shall mean the annual rate of base salary provided for in Section 4 below or any increased annual rate of base salary granted to the Executive pursuant to Section 4 of this Agreement.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean:

(i) a continued failure of the Executive to perform his duties and responsibilities (other than as a result of physical or mental illness or injury) after receipt of written notice from the Board of such failure, provided that the Executive shall have 30 calendar days after the date of receipt of such notice in which to cure such failure (to the extent cure is possible);

(ii) the Executive’s willful misconduct or gross negligence which is materially injurious to the Company, or any of its Affiliates (whether financially, reputationally or otherwise);

(iii) a breach by the Executive of his fiduciary duty or duty of loyalty to the Company or its Affiliates which is materially injurious to the Company (whether financially, reputationally or otherwise);

(iv) the indictment of the Executive for any felony or other serious crime involving moral turpitude; or

(v) the Executive’s (A) breach of any restrictive covenant regarding competition or solicitation or (B) material breach of any other restrictive covenant (including, without limitation, non-disclosure of confidential information), in each case to which he is subject pursuant to this Agreement or any other agreement with the Company or any of its Affiliates (the “Restrictive Covenants”).

If, within the three-month period immediately following the Termination Date, it is discovered that the Executive engaged in conduct which could have resulted in the Executive’s employment with the Company being terminated for Cause, as such term is defined above, the Participant’s employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f) “Change in Control Event” shall mean the occurrence of one or more of the following events:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(g) “Change in Control Period” shall mean the period beginning on the date on which a Change in Control Event is consummated and ending on the one-year anniversary thereof.

(h) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

(j) “Company Employee” shall mean an employee, director or independent contractor of or for the Company or any of its Affiliates (to the extent such Affiliate is engaged in a Competing Business).

(k) “Competing Business” shall mean any business engaged in a line of business in which the Company or its subsidiaries is engaged as of, or has plans to become engaged within the six-month period immediately following, the Termination Date.

(l) “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(m) “Effective Date” shall mean September 30, 2013.

(n) “Initial Public Offering” shall mean the listing of the Company’s equity securities for public trading on a regulated exchange.

(o) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(p) “Prior Employment Agreement” shall mean the employment agreement between EIG Investors Corp., a wholly-owned indirect subsidiary of Topco, and the Executive dated December 22, 2011.

(q) “Restricted Period” shall mean the period beginning on the Termination Date and ending on the two-year anniversary of the Termination Date.

(r) “Stock Incentive Plan” shall mean the Endurance International Group Holdings, Inc. 2013 Stock Incentive Plan (or its successor).

(s) “Termination Date” shall mean the date specified in Section 10(b).

(t) “Term of Employment” shall mean the period specified in Section 2 below (including any extension as provided therein).

(u) “Work Product” shall mean all ideas, works of authorship, inventions and other creations, whether or not patentable, copyrightable, or subject to other intellectual-property protection, that are made, conceived, developed or worked on in whole or in part by the Executive while employed by the Company and/or any of its Affiliates, that relate in any manner whatsoever to the business, existing or proposed, of the Company and/or any of its Affiliates, or any other business or research or development effort in which the Company and/or any of its Affiliates engages during the Term of Employment. Work Product includes any material previously conceived, made, developed or worked on during the Executive’s employment with the Company or its Affiliates.

2. TERM OF EMPLOYMENT.

The Term of Employment shall begin on the Effective Date. Subject to the terms hereof, the Term of Employment shall extend until the third anniversary of the Effective Date. Commencing on the third anniversary of the Effective Date and on each anniversary thereafter, the Term of Employment shall be renewed automatically for succeeding terms of one (1) year, unless either Party gives written notice to the other Party at least ninety (90) days prior to the expiration of the then-current term of the intention not to renew (a “Non-Renewal Notice”). If a Non-Renewal Notice is provided by either Party, then the Executive’s employment with the Company shall cease as of the end of the then-current Term of Employment. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 9 of this Agreement, and in such event the Term of Employment shall end on the Termination Date.

3. POSITION, DUTIES AND RESPONSIBILITIES.

(a) During the Term of Employment, the Executive shall be employed as the President and Chief Executive Officer of the Company and shall have such duties, responsibilities and authority as shall be reasonably determined from time to time by the Board. The Executive shall also serve as a member of the Board without additional compensation therefor. Further, the Executive shall (i) serve on such committees of the Board, (ii) serve on such boards of directors of subsidiaries of the Company and/or (iii) hold such corporate officer titles and positions of the Company and of its subsidiaries, as may be requested by the Board in its sole discretion, in any such case without additional compensation therefor. The Executive, in carrying out his duties under this Agreement, shall report directly to the Board. During the Term of Employment, the Executive shall devote substantially all of his business time and attention to the performance of his duties hereunder and shall use his reasonable best efforts, skills and abilities to promote the Company’s interests.

(b) Nothing herein shall preclude the Executive from (i) continuing to serve as a director and advisor on the boards of directors set forth on Schedule I hereto, (ii) serving on up to one other board of directors (or advisory committee) of a corporation or entity with the prior express written consent of the Board (which consent will not be unreasonably withheld), (iii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iv) engaging in a reasonable number of charitable activities and community affairs, and (v) managing his personal investments and affairs (including those of his immediate family), provided that such activities set forth in this Section 3(b) do not conflict or materially interfere with the effective discharge of his duties and responsibilities under Section 3(a) above.

4. BASE SALARY.

During the Term of Employment, the Executive shall be paid an annualized gross Base Salary, payable in accordance with the regular payroll practices of the Company (but no less frequently than annually) of $750,000. The Base Salary shall be reviewed annually for increase (but not decrease) in the sole discretion of the Board.

5. BONUSES.

(a) IPO Bonus. The Executive shall be paid a $15 million bonus in cash as soon as practicable following the closing of the Company’s Initial Public Offering, but in no event more than 15 days following such closing.

(b) Annual Bonus. With respect to the 2013 fiscal year, the Executive shall remain eligible for annual and quarterly bonuses in accordance with the terms and conditions set forth in Section 5(a) and Section 5(b) of the Prior Employment Agreement and the Company specifically agrees to assume responsibility to pay such bonuses. With respect to periods after the 2013 fiscal year, the Executive shall be eligible to earn an Annual Bonus in respect of each full fiscal year occurring during the Term of Employment, subject to the Executive’s continued employment through December 31 of each such year (except as provided in Section 11(a)(iii) below). The target amount of the Annual Bonus (the “Target Annual Bonus Opportunity”) shall be 100% of the Executive’s Base Salary. Any Annual Bonus shall only be payable upon achievement of certain individual and/or Company annual performance goals to be established in respect of each fiscal year by the Board (or a committee thereof) in its sole discretion; provided that the Executive may receive an Annual Bonus amount that is greater or lesser than the Target Annual Bonus Opportunity, as determined by the Board in accordance with achievement of such performance goals and provided, further, that the Company acknowledges that the Executive shall have the opportunity to earn an Annual Bonus of up to, but in no event more than, 200% of the Executive’s Base Salary, based upon the achievement of the applicable performance goals. The Annual Bonus shall be paid to the Executive at the same time as bonuses are paid to other employees of the Company, but no later than two and one-half (2  1⁄2) months following the end of the fiscal year to which such Annual Bonus relates.

6. PROVISIONS REGARDING EQUITY INTERESTS.

(a) Make Whole Grant. Topco shall grant Executive, as of immediately prior to the commencement of trading of the Company’s common stock following the effectiveness of its Initial Public Offering (such commencement, “the IPO Commencement”), the right to receive 3,742,946 B units in Topco (the “Make-Whole Grant”) subject to the terms and conditions set forth in Exhibit A to this Agreement. In the event that there is a liquidation of Topco, the Company shall issue the Executive restricted stock units (“RSUs”) to replace the Make Whole Grant using the form of agreement attached hereto as Exhibit B, with the number of RSUs to be determined as described in Exhibit A.

(b) Accelerated Vesting of Existing Class B Units. All of the Class B Units held by the Executive as of the Effective Date shall vest in full upon the IPO Commencement.

(c) IPO Stock Option Grant. The Company shall, effective prior to, but conditioned upon, the IPO Commencement, grant the Executive stock options to purchase 1,742,035 shares of its common stock with an exercise price equal to the offering price upon the IPO Commencement. Such option shall be granted under the Company’s Stock Incentive Plan. The stock options shall be granted using the form of agreement attached hereto as Exhibit C.

(d) IPO RSU Grant. The Company shall, effective prior to, but conditioned upon, the IPO Commencement, grant the Executive a restricted stock unit award with respect to 307,419 shares of its common stock. Such restricted stock units shall be granted under the Company’s Stock Incentive Plan. The restricted stock units shall be granted using the form of agreement attached hereto as Exhibit D.

(e) Additional Equity Grants. The Executive shall be eligible to receive additional equity awards under the Stock Incentive Plan, in the sole discretion of the Board (or a committee thereof), on terms customarily used by the Company for such grants subject to modifications to comply with the terms of this Agreement regarding equity award vesting and exercise of stock options.

7. EMPLOYEE BENEFIT PROGRAMS.

During the Term of Employment, the Executive shall be entitled to participate in any employee pension, welfare and fringe benefit plans and programs made available to the Company’s senior executive officer level employees generally, as such plans or programs may be in effect from time to time.

8. REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES; PERQUISITES; VACATIONS.

(a) Business Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with the performance of his duties hereunder, subject to the Executive’s provision of reasonable documentation of such expenses in accordance with the Company’s business expense reimbursement policy as may be in effect from time to time.

(b) Perquisites. During the Term of Employment, the Executive shall be entitled to any perquisites that are generally offered to other senior executive officers of the Company, on terms and conditions as determined by the Company from time to time.

(c) Vacation. During the Term of Employment, the Executive shall be entitled to four (4) weeks of paid vacation, to be taken at such time(s) as the Executive and the Board reasonably agree is appropriate and subject to the Company’s vacation policies as in effect from time to time.

(d) Filings. The Company shall pay all filing fees and expenses in connection with (i) any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by the Executive in connection with the acquisition of the Company’s common stock pursuant to this Agreement or otherwise and (ii) filing by the Executive of any Schedule 13D or 13G filing, and will reimburse the Executive, on a fully grossed-up basis, for any taxes incurred by the Executive by reason of such payments.

9. TERMINATION OF EMPLOYMENT.

(a) Death. The Executive shall terminate employment with the Company, and the Term of Employment shall terminate, upon the Executive’s death.

(b) Disability. The Company shall be entitled to terminate the Executive’s employment for Disability if the Executive has experienced a permanent disability as defined in the Company’s long-term disability plans (a “Disability”). The termination of the Executive’s employment by the Company for Disability shall not be considered a termination without Cause for purposes of this Agreement.

(c) For or Without Cause or Voluntarily (Other Than for Good Reason). The Company may terminate the Executive’s employment for Cause or without Cause. The Executive may voluntarily terminate his employment, other than for Good Reason (“Voluntary Resignation”), provided that the Executive provides the Company with notice of his intent to terminate his employment at least thirty (30) days in advance of the Termination Date.

(d) Good Reason. The Executive may terminate his employment with the Company for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, in connection with the Executive’s termination of employment, the occurrence of any of the following events without his consent:

(i) a material diminution in the Executive’s duties and responsibilities other than a change in the Executive’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control Event;

(ii) a material decrease in the Executive’s Base Salary or Target Annual Bonus Opportunity; or

(iii) a relocation of the Executive’s primary work location after the Effective Date such that his daily commute is increased by more than 75 miles;

provided that, within 30 days following the occurrence of any of the events set forth in clauses (i) through (iii), the Executive shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive’s right to terminate employment for Good Reason, and the Company shall not have cured such circumstances within 60 days following the Company’s receipt of such notice

10. PROCEDURE FOR TERMINATION OF EMPLOYMENT.

(a) Notice of Termination of Employment. Any termination of the Executive’s employment with the Company (other than a termination of employment on account of the death of the Executive) shall be communicated by written “Notice of Termination” to the other party hereto in accordance with Section 26 hereof.

(b) Termination Date. The Termination Date shall mean: (i) if the Executive’s termination of employment occurs due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s termination of employment occurs due to the Executive’s Disability, the date on which the Executive receives a Notice of Termination from the Company; (iii) if the

Executive’s termination of employment occurs due to the Executive’s voluntary resignation without Good Reason, the date specified in the notice given pursuant to Section 9(c) hereof, which shall not be less than thirty (30) days after Company’s receipt of the Notice of Termination; (iv) if the Executive’s termination of employment occurs due to the Executive’s termination for Good Reason, the date of his termination in accordance with Section 9(d) hereof; (v) if the Executive’s termination of employment occurs pursuant to a non-renewal of the Term of Employment by either Party, the end of the then-current Term of Employment; and (vi) if the Executive’s termination of employment occurs for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the Parties, after the giving of such Notice of Termination) set forth in such Notice of Termination. Effective as of the Termination Date, unless otherwise determined by the Board, the Executive shall be deemed to have resigned from any and all positions he then holds with the Company and its Affiliates, including but not limited to his position on the Board and the board of directors of any Affiliate.

11. PAYMENTS UPON TERMINATION OF EMPLOYMENT.

(a) Termination Due to Death or Disability. In the event that the Executive’s employment hereunder is terminated due to his death or Disability, the Executive (or his estate or his beneficiaries, in the event of his death), shall be entitled to receive:

(i) Payment in respect of (A) his accrued but unpaid Base Salary through the Termination Date, (B) any unpaid business expense reimbursements due to the Executive under Section 8 of this Agreement, (C) notwithstanding anything to the contrary in Section 5 of this Agreement, in the event that the Termination Date occurs after the end of a calendar year, but prior to the date on which the applicable Annual Bonus earned by the Executive is paid to the Executive, payment of such Annual Bonus, and (D) the Executive’s accrued but unused vacation days, if any, for the year in which the Termination Date occurs ((A), (B), (C) and (D) together, the “Accrued Amounts”). The Accrued Amounts shall be paid as soon as reasonably practicable, but no later than thirty (30) days, following the Termination Date;

(ii) payment of vested benefits, if any, in accordance with the applicable benefit plans and programs of the Company as in effect from time to time;

(iii) payment of a prorated Annual Bonus in respect of the year in which the Termination Date occurs, determined based on the number of days worked by the Executive in the year in which the Termination Date occurs and actual achievement of the performance goals established in respect of such year for the full year, payable at the same time as bonuses are paid to other employees of the Company, but no later than two and one-half (2  1⁄2) months following the end of the year in which the Termination Date occurs; and

(iv) the Executive (or his estate or beneficiaries) shall be entitled to exercise any vested but unexercised stock options until the earlier of (x) three (3) years following the Termination Date or (y) the final date such options are exercisable by their terms.

(b) Termination by the Company for Cause, Voluntary Resignation or Termination Due to Non-Renewal.

(i) In the event the Company terminates the Executive’s employment hereunder for Cause or in the event of a Voluntary Resignation, or the Executive’s employment hereunder is terminated as a result of the delivery of a Non-Renewal Notice, the Executive shall be entitled to receive:

(A) payment of the Accrued Amounts as soon as reasonably practicable, but no later than thirty (30) days, following the Termination Date; and

(B) payment of vested benefits, if any, in accordance with the applicable benefit plans and programs of the Company as in effect from time to time.

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) In the event that the Executive’s employment hereunder is (x) terminated by the Company without Cause, other than due to Disability or death or (y) the Executive resigns for Good Reason, the Executive shall be entitled to receive:

(A) payment of the Accrued Amounts as soon as reasonably practicable, but no later than thirty (30) days, following the Termination Date;

(B) payment of vested benefits, if any, in accordance with the applicable benefit plans and programs of the Company as in effect from time to time; and

(C) subject to (x) the Executive’s satisfaction of the Release Requirements and (y) the Executive’s continued compliance with the Restrictive Covenants:

(1) continued payment of Base Salary at the annualized rate in effect on the Termination Date for a period of twenty-four (24) months following the Termination Date, payable in accordance with the Company’s usual and customary payroll practices; provided, however, that if the Executive terminates employment for Good Reason as a result of a reduction of his Base Salary, the amount paid under this Section 11(c)(i)(C)(1) shall be determined as if such reduction had not occurred;

(2) payment of two (2) times the prior year’s Annual Bonus or, if the Termination Date occurs during the Change in Control Period, the greater of the prior year’s Annual Bonus or his target Annual Bonus, in each case payable over a period of twenty-four (24) months following the Termination Date in accordance with the Company’s usual and customary payroll practices; provided, however that if the Executive terminates employment for Good Reason as a result of a reduction of his Annual Bonus opportunity and such reduction affected the prior year’s Annual Bonus, the amount paid under this Section 11(c)(i)(C)(2) shall be determined as if such reduction had not occurred;

(3) a lump sum payment upon the Termination Date in an amount that, after applicable income and employment taxes calculated at the applicable maximum rate, is equal to the monthly COBRA premium the Executive would be required to pay to continue the group health coverage in effect on the Termination Date (which amount will be based on the premium for the first month of COBRA coverage) for a period of eighteen (18) months following the Termination Date, which payment will be made thirty (30) days after employment termination regardless of whether the Executive elects COBRA continuation coverage; and

(4) solely to the extent the Termination Date occurs during the Change in Control Period, any then unvested equity awards shall immediately become vested in full as of the Termination Date.

(ii) Payments to be made and benefits to be provided under Section 11(c)(i)(C) (together, the “Severance Payments”) shall be provided or shall commence on the 60th day after the Termination Date (the “Release Date”), provided that, as of the 50th day after the Termination Date, the Release Requirements are satisfied. If the Release Requirements are not satisfied as of the 50th day after the Termination Date, then the Executive shall not be entitled to any payments or benefits under the foregoing subsections and the Company and its Affiliates shall have no further obligations in connection therewith. If the Release Requirements are satisfied, then the portion of the Severance Payments which would otherwise have been paid during the period between the Termination Date and the Release Date shall instead be paid as soon as reasonably practicable following the Release Date. For purposes of this Agreement, the “Release Requirements” shall be satisfied if, as of the applicable date, the Executive has executed a general release of claims against the Company and its Affiliates in substantially the form attached hereto as Exhibit E and the revocation period required by applicable law has expired without the Executive’s revocation of such release.

(d) No Mitigation Requirement or Offset. In the event of any termination of employment under this Section 11, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

(e) No Other Severance Benefits. Except as specifically set forth in this Agreement, the Executive covenants and agrees that the Executive shall not be entitled to any other form of severance or termination payments or benefits from the Company, including, without limitation, payments or benefits otherwise payable under any of the Company’s regular severance policies.

(f) Nature of Payments. Any amounts due under this Section 11 are in the nature of severance payments considered to be reasonable by the Company and the Executive and are not in the nature of a penalty.

12. RESTRICTIVE COVENANTS.

(a) Non-Competition.

(i) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees that during the Term of Employment and the Restricted Period, the Executive will not directly or indirectly become an employee, director, or independent contractor of, or a consultant to, or perform any services for, or acquire any financial interest in, any Person engaging in a Competing Business.

(ii) Notwithstanding anything to the contrary in this Agreement, the Executive may:

(A) directly or indirectly own, solely as an investment, securities of any Person engaged in a Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (1) is not a controlling person of, or a member of a group which controls, such person and (2) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such Person (excluding any interest the Executive owns through a mutual fund, private equity fund or other pooled account); and

(B) provide services for a subsidiary or division of a Person that is engaged in a Competing Business as long as such subsidiary or division (1) is not itself engaged in a Competing Business and (2) does not, and the Executive does not, provide any services to the Person that is engaged in a Competing Business that relate (directly or indirectly) to such Competing Business.

(b) Non-Solicitation.

(i) During the Term of Employment and the Restricted Period, the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, solicit or hire, or attempt to solicit or hire:

(A) any customer or supplier of the Company or any of its Affiliates in connection with any business activity that then competes with the Company or such Affiliate(s) or to terminate or alter in a manner adverse to the Company or such Affiliate(s) such customer’s or supplier’s relationship with the Company or such Affiliate(s); or

(B) any Company Employee or individual who was a Company Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her employment with, and/or provision of services for, the Company or its Affiliates.

(c) Confidentiality.

(i) The Executive hereby agrees that, during the Term of Employment and thereafter, other than in the proper performance of his duties for the Company and its Affiliates, he will hold in strict confidence any proprietary information or Confidential Information related to the Company or any of its Affiliates. For purposes of this Agreement, the term “Confidential Information” shall mean all information of the Company or any of its Affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers’ or trade secrets, provided that Confidential Information shall not include (A) information the Executive is required to disclose by applicable law, regulation or legal process so long as the Executive notifies the Company promptly (it being understood that “promptly” shall mean “prior to” unless prior notice is not possible, in which case “promptly” shall mean as soon as practicable following) of the Executive’s obligation to disclose Confidential Information by applicable law, regulation or legal process and cooperates with the Company to limit the extent of such disclosure, or (B) any information that is or becomes publicly known through no fault of the Executive.

(ii) The Executive agrees that at the time of the termination of his employment with the Company, whether at the insistence of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical and electronic matter containing Confidential Information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive’s employment.

(d) Non-Disparagement. The Executive agrees that he will not, any time during the Term of Employment and on or after the time of the termination of his employment with the Company for any reason, directly or indirectly, disparage (i) the Company or its Affiliates, (ii) the business, property or assets of the Company or its Affiliates, or (iii) any of the former, current or future officers, directors, employees or shareholders of the Company or its Affiliates. The Company shall use its reasonable best efforts to cause its officers and members of the Board (in their individual capacities or on behalf of the Company) not to, at any time during the Term of Employment and on or after the time of the termination of Executive’s employment with the Company for any reason, directly or indirectly, make or publish any disparaging statements or remarks about the Executive. Nothing in this Section shall be construed to limit the ability of Executive or the Company’s officers or members of the Board (in their individual capacities or on behalf of the Company) to give truthful testimony pursuant to valid legal process, including but not limited to, a subpoena, court order or a government investigative matter.

(e) Injunctive Relief. It is impossible to measure in money the damages that will accrue to the Company or any of its Affiliates in the event that the Executive breaches any of the Restrictive Covenants. In the event that the Executive breaches any such Restrictive Covenant, the Company or any of its Affiliates shall be entitled to an injunction restraining the Executive from violating such Restrictive Covenant (without posting any bond). If the Company or any of its Affiliates shall institute any action or proceeding to enforce any such Restrictive Covenant, the Executive hereby waives the claim or defense that the Company or any of its Affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its Affiliates has an adequate remedy at law. The foregoing shall not prejudice the Company’s or any of its Affiliates’ other rights or remedies under applicable law or equity. In addition, the Company and the Executive agree that if the Executive violates any Restrictive Covenant, the Company may cease payment of the Severance Payments and shall also be entitled to recoup any portion of the Severance Payments that were previously paid to the Executive.

13. WORK PRODUCT.

(a) In consideration of the Company’s promises and undertakings in this Agreement, the Executive agrees that all Work Product will be disclosed promptly by the Executive to the Company, shall be the sole and exclusive property of the Company, and is hereby assigned to the Company, regardless of whether (i) such Work Product was conceived, made, developed or worked on during regular hours of his employment or his time away from his employment, (ii) the Work Product was made at the suggestion of the Company; or (iii) the Work Product was reduced to drawing, written description, documentation, models or other tangible form. Without limiting the foregoing, the Executive acknowledges that all original works of authorship that are made by the Executive, solely or jointly with others, within the scope of his employment and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101), and are therefore owned by the Company from the time of creation.

(b) The Executive agrees to assign, transfer, and set over, and the Executive does hereby assign, transfer, and set over to the Company, all of his right, title and interest in and to all Work Product, without the necessity of any further compensation, and agrees that the Company is entitled to obtain and hold in its own name all patents, copyrights, and other rights in respect of all Work Product. The Executive agrees to (i) cooperate with the Company during and after his employment with the Company in obtaining patents or copyrights or other intellectual-property protection for all Work Product; (ii) execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof throughout the world; and (iii) cooperate with the Company in obtaining, defending and enforcing its rights therein.

(c) The Executive represents that there are no other contracts to assign inventions or other intellectual property that are now in existence between the Executive and any other Person. The Executive further represents that he has no other employment or undertakings that might restrict or impair his performance of this Agreement. The Executive will not in connection with his employment by the Company, use or disclose to the Company any confidential, trade secret, or other proprietary information of any previous employer or other Person that the Executive is not lawfully entitled to disclose.

14. POST-TERMINATION OBLIGATIONS.

Following the Term of Employment the Executive shall, upon reasonable notice, use his reasonable best efforts to assist and cooperate with the Company and its counsel by providing such information and assistance to the Company as may reasonably be required by the Company at the Company’s expense in connection with any existing or threatened claim, arbitral hearing, litigation, action or governmental or other investigation involving the conduct of business of the Company or its Affiliates not commenced by or involving the Executive. The Executive’s obligation to cooperate shall be reasonably limited so as not to unreasonably interfere with his other business obligations, and shall not exceed one hundred (100) hours.

15. ARBITRATION.

(a) Any dispute, claim or controversy arising under or in connection with this Agreement or the Executive’s employment hereunder or the termination thereof, other than injunctive relief under Section 12 hereof, shall be settled exclusively by arbitration administered by the American Arbitration Association (the “AAA”) and carried out in the State of Massachusetts. The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as modified herein. There shall be one arbitrator, mutually selected by the Company and the Executive from a list of arbitrators provided by the AAA within thirty (30) days of receipt by respondent of the demand for arbitration. If the Company and Executive cannot mutually agree on an arbitrator within thirty (30) days, then the Parties shall request that the AAA appoint the arbitrator and the arbitrator shall be appointed by the AAA within fifteen (15) days of receiving such request.

(b) The arbitration shall commence within forty-five (45) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(c) The arbitrator may award any form of relief permitted under this Agreement and applicable law, including damages and temporary or permanent injunctive relief, except that the arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute. The arbitrator may award attorney’s fees. The award shall be in writing and shall state the reasons for the award.

(d) The decision rendered by the arbitral tribunal shall be final and binding on the parties to this Agreement. Judgment may be entered in any court of competent jurisdiction. The parties hereto waive, to the fullest extent permitted by law, any rights to appeal to, or to seek review of such award by, any court. The parties hereto further agree to obtain the arbitral tribunal’s agreement to preserve the confidentiality of the arbitration.

16. LEGAL FEES AND INDEMNIFICATION.

During the Term of Employment and for six years thereafter, the Executive shall be entitled to the same directors’ and officers’ liability insurance coverage that the Company provides generally to its other directors and officers, as may be amended from time to time for such directors and officers. The Executive shall be entitled to indemnification from the

Company under terms and conditions that are no less favorable as those provided to members of the Board of Directors. Contemporaneously with execution and delivery of this Agreement, the Company will pay the fees and expenses incurred by the Executive in connection with the liquidation of Topco and the negotiation of this Agreement, including without limitation, the attorneys’ fees and expenses incurred by Executive, not to exceed [insert: applicable amount]

17. ASSIGNABILITY; BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be, and may only be, assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, provided that any amount due hereunder to the Executive at the time of his death shall instead be paid to his estate or his designated beneficiary.

18. AMENDMENT OR WAIVER.

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

19. SECTION 409A.

(a) To the extent applicable, this Agreement will be construed to comply, and administered in compliance, with Section 409A of the Code.

(b) Notwithstanding anything in this Agreement to the contrary, if as of the Termination Date the Executive is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then:

(i) the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the first business day of the seventh month following Termination Date (or the earliest date as is permitted under Section 409A of the Code), or

(ii) (A) with respect to the provision of in-kind benefits hereunder which are otherwise not exempt from the six (6) month delay requirements, during the period beginning on the Termination Date, and ending on the six (6) month anniversary of such date, Executive may be permitted to commence use of such benefits so long as Executive reimburses the Company, on the last business day of each month, all or part of which occurs during such period, for the amount of any income imputed to Executive under applicable tax rules as a result of any benefits provided to Executive during such month, and (B) in such event, on the 1st business day of seventh month following the Termination Date, the Company shall make a one-time, lump sum cash payment to Executive in an amount equal to the payments made by Executive in accordance with Section 19(b)(ii)(A) above, together with interest thereon accruing at the applicable federal rate for instruments of less than one year, and

(iii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred to the extent that such deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.

(c) For purposes of Section 409A of the Code, (i) references herein to the Executive’s Termination Date, “termination of employment” or like reference shall refer to the Executive’s separation from service with the Company within the meaning of Section 409A of the Code and (ii) the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(d) Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code: (x) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (y) the Company shall reimburse the Executive for expenses for which he is entitled to be reimbursed on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (z) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(e) The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 19; provided that, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Affiliates, employees or representatives shall have any liability to Executive with respect to any tax liabilities imposed on Executive under Section 409A of the Code. In the event that any changes are made to Section 409A of the Code, this Section 19 shall be deemed amended to the extent necessary to cause this Agreement to comply with such changes to such law.

20. PARACHUTE PAYMENTS.

(a) The Executive shall bear all expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the Code (the “Excise Tax”); provided, however, that any payment or benefit received or to be received by the Executive (whether payable under the terms of this Agreement or any other plan, arrangement or agreement with the Company or an Affiliate (collectively, the “Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by the Executive shall exceed the net after-tax benefit that would be received by the Executive if no such reduction was made.

(b) The “net after-tax benefit” shall mean (i) the Payments which Executive receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income and employment taxes payable by Executive with respect to the foregoing calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in (b)(i) above.

(c) All determinations under this Section 20 will be made by an accounting firm or law firm (the “280G Firm”) that is mutually agreed to by the Executive and the Company prior to a change in ownership or control of a corporation (within the meaning of Treasury regulations under Section 280G of the Code). The 280G Firm shall be required to evaluate the extent to which payments are exempt from Section 280G as reasonable compensation for services rendered before or after the Change in Control Event. All fees and expenses of the 280G Firm shall be paid solely by the Company. The Company will direct the 280G Firm to submit any determination it makes under this Section 20 and detailed supporting calculations to both the Executive and the Company as soon as reasonably practicable.

(d) If the 280G Firm determines that one or more reductions are required under this Section 20, the 280G Firm shall also determine which Payments shall be reduced (first from cash payments and then from non-cash benefits, in each such case first from amounts not subject to Section 409A of the Code and then from amounts subject to Section 409A of the Code, with the Payments that otherwise would be made last in time reduced first) to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Company shall pay such reduced amount to the Executive.

(e) As a result of the uncertainty in the application of Section 280G at the time that the 280G Firm makes its determinations under this Section 20, it is possible that amounts will have been paid or distributed to the Executive that should not have been paid or distributed (collectively, the “Overpayments”), or that additional amounts should be paid or distributed to the Executive (collectively, the “Underpayments”). If the 280G Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive, which assertion the 280G Firm believes has a high probability of success or is otherwise based on controlling precedent or substantial authority, that an Overpayment has been made, the Executive must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Executive to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Executive is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If the 280G Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the 280G Firm will notify the Executive and the Company of that determination, and the Company will promptly pay the amount of that Underpayment to the Executive without interest.

(f) The parties will provide the 280G Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 20. For purposes of making the calculations required by this Section 20, the 280G Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.

21. SEVERABILITY.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

22. SURVIVORSHIP.

The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to achieve the intended preservation of such rights and obligations. In particular, the provisions of Sections 11, 12, 13 and 14 shall remain in effect as long as is necessary to give effect thereto.

23. REFERENCES.

In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

24. GOVERNING LAW.

This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts without reference to its principles of conflict of laws.

25. WITHHOLDING.

The Company shall be entitled to withhold from any payment to the Executive any amount of tax withholding required by applicable law at the times dictated by applicable law.

26. HEADINGS.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

27. NOTICES.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:

Endurance International Group Holdings, Inc.

10 Corporate Drive

Suite 300

Burlington, MA 01803

Attention: General Counsel

If to the Executive, to the most recent address shown on the records of the Company.

28. INTEGRATION, CONFLICTS WITH POLICIES OR PRIOR AGREEMENTS

The terms of this Agreement (together with any other agreements and instruments contemplated hereby or referred to herein) are intended by the parties hereto to be the final expression of their agreement with respect to the Executive’s employment with the Company and supersede any prior written or oral communications between or among the Parties. In addition, the Prior Employment Agreement is terminated as of the Effective Date and shall be of no further force and effect except to the extent provided to the contrary with respect to the Quarterly and Annual Bonuses prior to 2014. To the extent that this Agreement contradicts, is inconsistent or in conflict with any Company plan, policy or prior agreement between or among any or all of the parties, this Agreement supersedes any conflicting or inconsistent provision of any such plan, policy or agreement and is controlling to the extent necessary to resolve such conflict or inconsistency. All other Company plans and policies shall apply with respect to the Executive only after giving full effect to the terms of this Agreement, including the parachute payment provisions of Section 20 of this Agreement. Any and all provisions in any Company plan, policy or prior agreement not inconsistent with this Agreement remain valid and binding.

29. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

The remainder of this page has been left intentionally blank

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ David C. Bryson
Name: David C. Bryson
Title: Chief Legal Officer

[Signature Page for Employment Agreement]

WP EXPEDITION TOPCO L.P.
(SOLELY WITH RESPECT TO SECTION 6(a) and Section 6(b)) By: WP Expedition Management LLC, its general partner

By:	David C. Bryson
Name: David C. Bryson
Title: Chief Legal Officer

[Signature Page for Employment Agreement]

EXECUTIVE:

/s/ Hari Ravichandran
Hari Ravichandran

[Signature Page for Employment Agreement]

Schedule I

Existing Board of Directors

StopLift

Ravichandran Family Fund (Trustee)

Exhibit A – Make Whole Grant Provisions

TOPCO RESOLUTIONS

The following resolutions will be adopted by WP Expedition Topco L.P. prior to the initial public offering of Endurance International Group Holdings, Inc.

RESOLVED, that the Board of Managers of WP Expedition Management LLC hereby grants to Hari Ravichandran (the “Grantee”) a restricted Class B-1 Unit Award representing the right to receive 3,742,946 Class B-1 Units of WP Expedition Topco L.P. (the “Restricted Class B-1 Unit Award”), which Restricted Class B-1 Unit Award shall, notwithstanding anything to the contrary in the Agreement of Limited Partnership of WP Expedition Topco L.P. (“Topco”), dated as of November 7, 2012 (the “Partnership Agreement”), (i) vest for purposes of Section 3.02(b)(i) of the Partnership Agreement as if it were granted to the Grantee on February 22, 2012, (ii) have a Threshold Amount (as defined in the Partnership Agreement) equal to the Threshold Amount of the Class B Units granted by Topco on February 22, 2012, as adjusted for distributions made by Topco since such date, and (iii) contemplate the Class B-1 Units (and any shares of common stock of Endurance International Group Holdings, Inc. or other property that such Class B-1 Units convert into) being delivered to the Grantee at such times and events specified in form of Restricted Class B-1 Unit Award Agreement attached to the Grantee’s employment agreement as Exhibit B;

RESOLVED, that, notwithstanding anything to the contrary in the Partnership Agreement, the Restricted Class B-1 Unit Award shall be treated, for purposes of calculating the distributions allocable to Partners (as defined in the Partnership Agreement) pursuant to Article IV of the Partnership Agreement, as if 3,742,946 Class B-1 Units had been granted to the Grantee on February 22, 2012 with a Threshold Amount equal to the Threshold Amount of the other Class B Units granted by the Board of Managers on such date, as adjusted for distributions made by Topco since such date;

Exhibit B – Form of Restricted Stock Agreement

Hari Ravichandran Top Up Restricted Stock Unit Agreement

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.

NOTICE OF GRANT

I.	Agreement Date

Date:

II.	Recipient Information

Recipient:	Hari Ravichandran
Recipient Address:

III.	Grant Information

Number of Restricted Stock Units:

IV.	Vesting Table

Vesting Date	Restricted Stock Units that Vest
First anniversary of the Vesting Start Date	25%
Monthly for three years following first anniversary of Vesting Start Date	2.0833%
Vesting Start Date	February 22, 2012

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

Name:	Name: Hari Ravichandran
Title:

Hari Ravichandran Top Up Restricted Stock Unit Agreement

Restricted Stock Unit Agreement

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of the right to receive shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) made to the Recipient (the “Restricted Stock Units”), as set forth on the cover page of this Agreement, are as follows. This Restricted Stock Unit Agreement shall be subject to, and shall incorporate the terms and conditions of the 2013 Stock Incentive Plan (the “Plan”) as if the Restricted Stock Units were granted pursuant thereto, provided that, to the extent that there is an inconsistency between the Plan and this Agreement, this Agreement shall prevail.

1. Issuance of Restricted Stock Units.

(a) The Restricted Stock Units are granted to the Recipient, effective as of the Agreement Date (as set forth on the Notice of Grant), in consideration of employment and other services rendered and to be rendered by the Recipient to the Company. Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the cover page of this Agreement, these terms and conditions and the Plan.

(b) The Recipient agrees that the Restricted Stock Units shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement

2. Vesting Schedule; Delivery. The Restricted Stock Units shall vest in accordance with Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional number of Restricted Stock Units resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of Restricted Stock Units. For the avoidance of doubt,     % of the Restricted Stock Units are vested as of the Agreement Date.

Notwithstanding the foregoing, if within the one-year period following a Change in Control Event, the Recipient’s employment with the Company is terminated by the Company without Cause or by the Recipient for Good Reason, then all remaining unvested Restricted Stock Units shall become fully vested and free from all forfeiture restrictions as of the date of such termination. “Change In Control Event”, “Cause” and “Good Reason” are defined in Exhibit B.

The Common Stock represented by vested Restricted Stock Units shall be delivered to the Recipient upon the earliest to occur of: (i) [insert date three years following IPO closing]; (ii) 30 days following the death of the Recipient; (iii) 30 days following the Recipient becoming disabled within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance issued thereunder (“Section 409A”); (iv) upon the closing of a “change in control event” within the meaning of Section 409A and (v) three days following the Recipient’s “separation from service” within the meaning of Section 409A; provided that, solely to the extent that the Common Stock is delivered to the Recipient upon the Recipient’s separation from service, the shares of Common Stock shall not be delivered until the date that is six months plus one day following such separation from service to the extent required to avoid adverse taxation under Section 409A. Except as set forth in the preceding sentence, neither the Company nor the Recipient may accelerate or defer delivery of the Common Stock unless specifically permitted or required by Section 409A. When delivered, the Common Stock will initially be issued by the Company in book entry form only, in the name of the Recipient. Following such delivery, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Common Stock.

3. Forfeiture of Unvested Restricted Stock Units Upon Service Termination.

In the event that the Recipient ceases to be an employee of the Company or such other entity the service providers of which are eligible to receive an award under the Plan (each such entity, a “Participating Entity”) for any reason or no reason, with or without cause, all of the Restricted Stock Units that are unvested as of the time of such service termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of service. The Recipient shall have no further rights with respect to any Restricted Stock Units that are so forfeited. If the Recipient is providing service to a Participating Entity, any references in this Agreement to service with the Company shall instead be deemed to refer to service with such Participating Entity.

4. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Stock Units, or any interest therein, until such Restricted Stock Units have vested and the Common Stock represented by such Units has been delivered pursuant to Section 2 hereof.

5. Rights as a Shareholder.

The Recipient shall have no rights as a shareholder with respect to the Restricted Stock Units until the Common Stock represented by such Units is delivered to the Recipient, except that to the extent that any dividends are paid with respect to the Common Stock represented by such Restricted Stock Units, whether vested or unvested, prior to delivery of the Common Stock pursuant to Section 2 hereof, such dividends shall accrue for the benefit of the Recipient and shall be paid to the Recipient at the time that the Common Stock is delivered to the Recipient pursuant to Section 2 hereof.

6. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the grant of the Restricted Stock Units and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Stock Units. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the

Restricted Stock Units and the Common Stock represented thereby. The Recipient understands that no election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) is available with respect to the Restricted Stock Units.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any withholding taxes required to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan. The Recipient agrees and acknowledges that the following automatic sale provisions shall apply:

(i) Upon the delivery of the Common Stock pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the shares as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the delivery of the Common Stock (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(ii) The Recipient hereby appoints the Chief Legal Officer and the Secretary of the Company, and each of them acting singly, his or her attorney in fact, to sell the Recipient’s shares in accordance with this Section 6. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Section 6.

(iii) The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 6, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

7. Agreement in Connection with Initial Public Offering. The Recipient agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Service. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock Units is contingent upon his or her continued service with the Company, this Agreement does not constitute an express or implied promise of continued service or confer upon the Recipient any rights with respect to continued service by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

EXHIBIT B

DEFINITIONS

“Change in Control Event” shall mean the occurrence of one or more of the following events:

1. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

2. a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

3. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

4. the liquidation or dissolution of the Company.

“Cause” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

“Good Reason” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

EXHIBIT C

2013 STOCK INCENTIVE PLAN

Exhibit C – Form of Stock Option Agreement

Hari Ravichandran Option Agreement

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Stock Option Agreement

2013 Stock Incentive Plan

This Stock Option Agreement (this “Agreement”) is made between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Participant.

NOTICE OF GRANT

I.	Participant Information

Participant:	Hari Ravichandran
Participant Address:

II.	Grant Information

Grant Date:
Number of Shares:	1,742,035
Exercise Price Per Share:
Vesting Commencement Date:
Type of Option:	Nonstatutory Stock Option

III.	Vesting Table

Vesting Date	Shares that Vest
Monthly for four years beginning on the one-month anniversary of the Grant Date	2.0833%

IV.	Expiration Date

5:00 pm Eastern time on Date:

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	PARTICIPANT

Name: Hari Ravichandran
Name:
Title:

Hari Ravichandran Option Agreement

Stock Option Agreement

2013 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Option. This Agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2013 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Unless earlier terminated, this option shall expire at the time set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Table set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

Notwithstanding the foregoing, if within the one-year period following a Change in Control Event, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, then the remaining unvested portion of the option shall become fully vested and exercisable as of the date of such termination. “Change In Control Event”, “Cause” and “Good Reason” are defined in Exhibit B.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be accompanied by a notice of exercise in the form designated by the Company or its designee, or by such other notification, including electronic notification, as may be permitted by the Company or its designee and in all cases accompanied by payment in full in the manner provided in the Plan, which for purposes of this Agreement shall include a “net exercise” pursuant to Section 5(f)(4) of the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company or any other entity (a “Participating Entity”) the service providers of which are eligible to receive an award under the Plan (an “Eligible Participant”). If the Participant provides services to a Participating Entity, any references in this Agreement to service with the Company shall instead be deemed to refer to service with such Participating Entity.

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below or expressly set forth in another agreement between the Participant and the Company, the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Disability. If the Participant ceases to be an Eligible Participant by reason of becoming disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date and the Company has not terminated such relationship for Cause, then, except as expressly set forth in another agreement between the Participant and the Company, this option shall be exercisable, within the period of three years following such cessation (but in no event after the Final Exercise Date), by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of such cessation.

(e) Exercise Period Upon Death. If the Participant ceases to be an Eligible Participant by reason of his or her death prior to the Final Exercise Date and the Company has not terminated such relationship for Cause, or the Participant dies within the ninety (90)-day period following cessation of service with the Company other than for Cause, then, except as expressly set forth in another agreement between the Participant and the Company, this option shall be exercisable, within the period of three years following the date of death of the Participant (but in no event after the Final Exercise Date), by the Participant’s authorized transferee, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death.

(f) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service is terminated by the Company for Cause, then, except as expressly set forth in another agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon the effective date of such termination of service. The Participant’s service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4. Tax Matters. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Transfer Restrictions. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

6. Agreement in Connection with Initial Public Offering. The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7. Miscellaneous.

(a) No Rights to Service. The Participant acknowledges and agrees that the grant of the this option and its vesting pursuant to Section 2 do not constitute an express or implied promise of continued service with the Company for the vesting period of the option, or for any period.

(b) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflict of law principles.

EXHIBIT B

DEFINITIONS

“Change in Control Event” shall mean the occurrence of one or more of the following events:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(4) the liquidation or dissolution of the Company.

“Cause” shall have the meaning set forth in the employment agreement between the Participant and the Company.

“Good Reason” shall have the meaning set forth in the employment agreement between the Participant and the Company.

EXHIBIT C

2013 STOCK INCENTIVE PLAN

Exhibit D – Form of IPO Restricted Stock Unit Agreement

Hari Ravichandran IPO Date Restricted Stock Unit Agreement

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Restricted Stock Unit Agreement

2013 Stock Incentive Plan

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.

NOTICE OF GRANT

I.	Agreement Date

Date:

II.	Recipient Information

Recipient:	Hari Ravichandran
Recipient Address:

III.	Grant Information

Number of Restricted Stock Units:	307,419

IV.	Vesting Table

Vesting Date	Restricted Stock Units that Vest
Monthly for four years beginning on the one-month anniversary of the Agreement Date	2.0833%

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

Name: Hari Ravichandran
Name:
Title:

Hari Ravichandran IPO Date Restricted Stock Unit Agreement

Restricted Stock Unit Agreement

2013 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of the right to receive shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) made to the Recipient (the “Restricted Stock Units”), as set forth on the cover page of this Agreement, and subject to the terms and conditions set forth in the 2013 Stock Incentive Plan (the “Plan”), are as follows:

1. Issuance of Restricted Stock Units.

(a) The Restricted Stock Units are granted to the Recipient, effective as of the Agreement Date (as set forth on the Notice of Grant), in consideration of employment and other services rendered and to be rendered by the Recipient to the Company. Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the cover page of this Agreement, these terms and conditions and the Plan.

(b) The Recipient agrees that the Restricted Stock Units shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement

2. Vesting Schedule; Delivery. The Restricted Stock Units shall vest in accordance with Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional number of Restricted Stock Units resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of Restricted Stock Units.

Notwithstanding the foregoing, if within the one-year period following a Change in Control Event, the Recipient’s employment with the Company is terminated by the Company without Cause or by the Recipient for Good Reason, then all remaining unvested Restricted Stock Units shall become fully vested and free from all forfeiture restrictions as of the date of such termination. “Change In Control Event”, “Cause” and “Good Reason” are defined in Exhibit B.

The Common Stock represented by vested Restricted Stock Units shall be delivered to the Recipient upon the earliest to occur of: (i) 30 days following the fourth anniversary of the Agreement Date; (ii) 30 days following the death of the Recipient; (iii) 30 days following the Recipient becoming disabled within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance issued thereunder (“Section 409A”); (iv) upon the closing of a “change in control event” within the meaning of Section 409A and (v) three days following the Recipient’s “separation from service” within the meaning of Section 409A; provided that, solely to the extent that the Common Stock is delivered to the Recipient upon the Recipient’s separation from service, the shares of Common Stock shall not be delivered until the date that is six months plus one day following such separation from service to the extent required to avoid adverse taxation under Section 409A. Except as set forth in the preceding sentence, neither the

Company nor the Recipient may accelerate or defer delivery of the Common Stock unless specifically permitted or required by Section 409A. When delivered, the Common Stock will initially be issued by the Company in book entry form only, in the name of the Recipient. Following such delivery, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Common Stock.

3. Forfeiture of Unvested Restricted Stock Units Upon Service Termination.

In the event that the Recipient ceases to be an employee of the Company or such other entity the service providers of which are eligible to receive an award under the Plan (each such entity, a “Participating Entity”) for any reason or no reason, with or without cause, all of the Restricted Stock Units that are unvested as of the time of such service termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of service. The Recipient shall have no further rights with respect to any Restricted Stock Units that are so forfeited. If the Recipient is providing service to a Participating Entity, any references in this Agreement to service with the Company shall instead be deemed to refer to service with such Participating Entity.

4. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Stock Units, or any interest therein, until such Restricted Stock Units have vested and the Common Stock represented by such Units has been delivered pursuant to Section 2 hereof.

5. Rights as a Shareholder.

The Recipient shall have no rights as a shareholder with respect to the Restricted Stock Units until the Common Stock represented by such Units is delivered to the Recipient, except that to the extent that any dividends are paid with respect to the Common Stock represented by such Restricted Stock Units, whether vested or unvested, prior to delivery of the Common Stock pursuant to Section 2 hereof, such dividends shall accrue for the benefit of the Recipient and shall be paid to the Recipient at the time that the Common Stock is delivered to the Recipient pursuant to Section 2 hereof.

6. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the grant of the Restricted Stock Units and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Stock Units. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Stock Units and the Common Stock represented thereby. The Recipient understands that no election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) is available with respect to the Restricted Stock Units.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any withholding taxes required to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan. The Recipient agrees and acknowledges that the following automatic sale provisions shall apply:

(i) Upon the delivery of the Common Stock pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the shares as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the delivery of the Common Stock (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(ii) The Recipient hereby appoints the Chief Legal Officer and the Secretary of the Company, and each of them acting singly, his or her attorney in fact, to sell the Recipient’s shares in accordance with this Section 6. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Section 6.

(iii) The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 6, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

7. Agreement in Connection with Initial Public Offering. The Recipient agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Service. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock Units is contingent upon his or her continued service with the Company, this Agreement does not constitute an express or implied promise of continued service or confer upon the Recipient any rights with respect to continued service by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

EXHIBIT B

DEFINITIONS

“Change in Control Event” shall mean the occurrence of one or more of the following events:

1. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

2. a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

3. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

4. the liquidation or dissolution of the Company.

“Cause” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

“Good Reason” shall have the meaning set forth in the employment agreement between the Recipient and the Company.

EXHIBIT C

2013 STOCK INCENTIVE PLAN

Exhibit E – Form of Release

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

RELEASE AGREEMENT

This Release Agreement (“Release”) is hereby made between Hari Ravichandran (“Executive”) and Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”),

I. RECITALS

WHEREAS, Executive and the Company have entered into an Employment Agreement dated [•], 2013 (the “Employment Agreement”), pursuant to which Executive is eligible to receive severance and certain benefits (the “Severance Benefits”) in the event of certain specified terminations of employment, subject to and conditioned upon his execution of a general release.

WHEREAS, Executive and the Company desire to enter into this Release, in satisfaction of such condition under the Employment Agreement.

II. TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration contained herein, the parties hereby agree as follows:

1. Separation. Executive’s employment with the Company and all of its subsidiaries and Affiliates ended effective                     ,             . The Company and Executive agree that such separation is [without Cause] [for Good Reason] (as defined in the Employment Agreement), resulting in Executive’s rights to receive the Severance Benefits subject to his execution of this Release, as provided under the Employment Agreement.

2. General Release and Covenant Not to Sue. In consideration for the Severance Benefits and other good and valuable consideration, Executive for himself, his assigns, agents, heirs, executors, administrators, personal representatives and legal representatives (the “Releasing Parties”) fully and unconditionally waives, releases and forever discharges any and all liability, claims, demands, actions or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense of any kind or character (collectively, “Claims”) relating to Executive’s employment with the Company and its subsidiaries and/or the termination of such employment, whether known or unknown, suspected or unsuspected action of any kind or nature whatsoever they have or may have against the Company and/or its parent, subsidiaries, affiliates, and related entities, and all of their predecessors, successors, assigns, trustees, officers, directors, shareholders, partners, insurers, fiduciaries, agents, counsel and current and former employees (the “Released Parties”) from the beginning of time through and including the date Executive signs this Agreement, including without limitation, any Claims arising out of, or relating to Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Equal Pay Act; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act (“ADEA”); the Fair Labor Standards Act; the Employee Retirement Income Security Act; the Family Medical Leave Act; and the Massachusetts Fair Employment Rights Act; but not including any Claim (a) to enforce the terms of this Release or the Employment Agreement, (b) to bring to the attention of the Equal Employment Opportunity Commission or the Massachusetts Commission Against Discrimination claims of discrimination; provided, however, that Executive does release his or her right to secure any damages for alleged discriminatory treatment, (c) any claims relating to accrued benefits earned and vested as of the Termination Date (as defined in the Employment Agreement) under an employee benefit plan maintained by any Released Party, whether or not governed by the Employee Retirement Income Security Act, including any claim to continued health coverage under COBRA, (d) to receive the Accrued Amounts (as defined in the Employment Agreement), (e) for any Releasing Party’s rights to indemnification under the Company’s by-laws or certificate of incorporation or under any agreement or policy of insurance carried by any Released Party or existing under applicable law, (f) rights as a shareholder under a stockholders agreement, statutory law or otherwise, or (g) that cannot be released as a matter of law. In addition, this Release is not intended to interfere with Executive’s right to challenge that his waiver of any and all ADEA claims pursuant to this Release is a knowing and voluntary waiver, although Executive, by signing below, specifically represents to the Company that he has entered into this Release knowingly and voluntarily.

3. Covenant Not to Sue. Additionally, Executive agrees not sue, commence, assert, bring or file in any court or other tribunal, in any jurisdiction, any suit, action, litigation, complaint, cross-complaint, counterclaim, third-party complaint, petition or other pleading or proceeding, or otherwise seek affirmative relief against any Released Party on account of any Claim released pursuant to Section 2 hereof.

4. Voluntary Agreement. Executive understands and acknowledges the significance and consequences of this Release, that it is voluntary, that it has not been given as a result of any coercion, and expressly confirms that it is to be given full force and effect according to all of its terms, including those relating to unknown Claims. Executive was hereby advised of Executive’s right to seek the advice of an attorney prior to signing this Release. Executive and Company each acknowledge that they have signed this Release only after full reflection and analysis, that they understand it and are entering into it voluntarily.

5. Period for Consideration of Agreement and Other Matters. Executive acknowledges that, before signing this Release, Executive was given a period of at least [twenty-one (21)] days to consider this Release. Executive also understands that he has the right to change his mind and cancel this Release by providing written notice to the Company no later than seven (7) days following the date that Executive has signed it. This Release will not be effective until the end of this seven (7) day period. Executive acknowledges that Executive was advised to consult with legal counsel prior to executing a copy of this Release. [Executive acknowledges that Executive was provided with a list of the ages and job descriptions of the individuals who are eligible to receive similar Severance Benefits conditioned upon the signing of a similar agreement.]1

[1]	This paragraph is subject to revision as necessary for compliance with applicable law.

6. Non-Admission. Executive and the Company agree that this Agreement does not constitute and shall not be construed, interpreted, or treated in any respect as an admission of any liability or wrongdoing by Executive or the Release Parties. Executive and the Company further agree that this Release shall not be admissible in any proceeding without Executive’s and the Company’s written consent, except for a proceeding instituted by Executive or the Company challenging the validity of this Release, a proceeding by Executive or the Company alleging a breach of this Release or the Employment Agreement, any proceeding in which a defense is asserted based on any provisions of this Release, or as otherwise required by law.

7. Choice of Law, Interpretation and Severability. Executive and the Company agree that this Agreement shall be governed by Massachusetts law. Executive and the Company agree that this Agreement shall not be construed against any party on account of authorship and, if a court finds any part of this Agreement to be illegal or invalid, the illegal or invalid portion of the Agreement shall be severed and the rest of the Agreement will be enforceable. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

8. Execution. This Agreement may be executed in two or more facsimiled counterparts, each of which shall be equivalent to an original, but which collectively shall constitute one Agreement.

9. Entire Agreement. Except as otherwise set forth herein, the terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements relating thereto whether written or oral.

AGREED TO AND ACCEPTED BY:

Executive	Endurance International Group Holdings, Inc.

Date:	Name:
Title:

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 11, 2013, amends that certain Employment Agreement (the “Agreement”), dated as of September 30, 2013, by and between Endurance International Group Holdings, Inc., a Delaware corporation (together with its successors and assigns permitted under the Agreement, the “Company”), Hari Ravichandran (the “Executive”) and, solely for specified purposes, WP Expedition Topco L.P., a Delaware limited partnership.

WHEREAS, pursuant to Section 18 of the Agreement, the Agreement may be amended by a writing signed by the Executive and an authorized officer of the Company; and

WHEREAS, the Executive and the Company desire to amend the Agreement, as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

1. The figure “1,742,035”, in each place that it appears in the Agreement (including, for the avoidance of doubt, any exhibit to the Agreement), is hereby deleted and replaced with “2,729,188”.

2. The figure “307,419”, in each place that it appears in the Agreement (including, for the avoidance of doubt, any exhibit to the Agreement), is hereby deleted and replaced with “481,623”.

3. The figure “3,742,946”, in each place that it appears in the Agreement (including, for the avoidance of doubt, any exhibit to the Agreement), is hereby deleted and replaced with “3,747,596”.

4. Except as amended hereby, the Agreement shall remain in full force and effect. From and after the date of this Amendment, all references in the Agreement to “the Agreement” shall be deemed to be references to the Agreement as amended hereby.

5. This Amendment shall be governed in accordance with the laws of the Commonwealth of Massachusetts without reference to its principles of conflicts of laws.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ David C. Bryson
Name:	David C. Bryson
Title:	Chief Legal Officer

EXECUTIVE:

/s/ Hari Ravichandran
Hari Ravichandran